UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
              CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): December 6, 2004


                              THE DRESS BARN, INC.
             (Exact name of registrant as specified in its charter)


                                   Connecticut
                 (State or other Jurisdiction of Incorporation)


0-11736                                                          06-0812960
Commission File                                               (I.R.S. Employer
Number)                                                      Identification No.)

30 Dunnigan Drive, Suffern, New York                                10901
(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code: (845) 369-4500

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (ss General Instruction A.2. below):

__ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425) ?
__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
__ Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))
__ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 204.13e-4(c))

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


Section 1   -     Registrant's Business and Operations

Item 1.01.        Entry into a Material Definitive Agreement

On December 8, 2004, The Dress Barn, Inc. ("Dress Barn") entered into a Purchase Agreement (the "Agreement") with Banc of America Securities LLC and J.P. Morgan Securities Inc., as representatives of the several initial purchasers of Dress Barn's convertible senior notes described herein. Subject to the terms and conditions in the Agreement, Dress Barn has agreed to sell to the initial purchasers, and the initial purchasers have agreed to purchase from Dress Barn, $100,000,000 principal amount of Dress Barn's 2.5% convertible senior notes due 2024. Each of the initial purchasers has agreed to purchase a portion of the aggregate $100,000,000 notes. Dress Barn has granted to the initial purchasers an option to purchase up to an additional $15,000,000 principal amount of notes, which is exercisable for 13 days from the date of original issuance of the notes.

The Agreement provides that the obligation of the initial purchasers to purchase the notes is subject to specified conditions, including the delivery of specified legal opinions by their counsel as well as other conditions. The obligations of the initial purchasers under the Agreement, including their agreement to purchase notes from Dress Barn, are several and not joint. Subject to the terms and conditions of the Agreement, the initial purchasers are obligated to purchase all of the notes, if they purchase any of the notes.

The notes and the common stock issuable upon conversion of the notes have not been registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold except to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933. Resales of the notes and the common stock issuable upon conversion of the notes are restricted.

Pursuant to the terms of the Agreement, Dress Barn has agreed, subject to certain exceptions, not to offer, sell or otherwise dispose of any shares of Dress Barn common stock or any securities convertible or exchangeable into Dress Barn common stock for a period of 90 days from the date of the Agreement. The representatives of the initial purchasers, in their sole discretion, may release any of the securities subject to such restrictions at any time without notice.

Dress Barn has agreed to indemnify the initial purchasers against certain liabilities, including liabilities under the Securities Act of 1933, and will contribute to payments that the initial purchasers may be required to make in respect of those liabilities.

The initial purchasers and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for Dress Barn and its affiliates and may be lenders under a proposed senior secured credit facility.

The information contained in this Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities. The offering will be made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933. The securities to be offered have not been registered under the Securities Act, or any state securities laws, and unless so registered may not be offered or sold in the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.


Section 8    -    Other Events

Item 8.01.        Other Events

On December 8, 2004, Dress Barn issued a press release announcing the pricing of its $100,000,000 2.5% convertible senior notes due 2024. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities. The offering will be made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933. The securities to be offered have not been registered under the Securities Act, or any state securities laws, and unless so registered may not be offered or sold in the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The information contained in this Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities. The offering will be made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933. The securities to be offered have not been registered under the Securities Act, or any state securities laws, and unless so registered may not be offered or sold in the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.


Section 9 - Financial Statements and Exhibits.

Item 9.01      Financial Statements And Exhibits.

(c)  Exhibits

Exhibit Number              Description
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99.1                       Press Release, issued December 8, 2004 by the Company
                           (filed with this Current Report on Form 8-K)


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SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


THE DRESS BARN INC.
(Registrant)


BY: /S/ ARMAND CORREIA
Armand Correia
Senior Vice President
(Principal Financial
and Accounting Officer)




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                                  EXHIBIT INDEX


Exhibit Number              Description
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99.1              Press Release, issued December 8, 2004 of The Dress Barn, Inc.
                  (filed with this Current Report on Form 8-K)